                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Superior Energy Services, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                        SUPERIOR ENERGY SERVICES, INC.

                              1503 ENGINEERS ROAD
                         BELLE CHASSE, LOUISIANA 70037

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock of Superior Energy Services, Inc.:

  The annual meeting (the "Meeting") of stockholders of Superior Energy Services, Inc. (the "Company") will be held at 201 St. Charles Avenue, 52nd Floor, New Orleans, Louisiana 70170, on Thursday, April 30, 1998, at 10:00 a.m., New Orleans time, to consider and vote on:

  1. The election of directors.

  2. A proposal to approve the Company's amended 1995 Stock Incentive Plan.

  3. Such other business as may properly come before the meeting or any adjournment thereof.

  Only holders of record of the Company's Common Stock at the close of business on March 20, 1998, are entitled to notice of and to vote at the annual meeting.

  Even if you now expect to attend the Meeting, you are requested to mark, sign, date, and return the accompanying proxy in the enclosed addressed, postage-paid envelope. If you attend the Meeting, you may vote in person, whether or not you have sent in your proxy. A proxy may be revoked at any time prior to the voting thereof.

                                           By Order of the Board of Directors

                                                    Carolyn Plaisance
                                                        Secretary

Belle Chasse, Louisiana
March 23, 1998

                        SUPERIOR ENERGY SERVICES, INC.
                              1503 ENGINEERS ROAD
                         BELLE CHASSE, LOUISIANA 70037

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                                March 23, 1998

  This Proxy Statement is furnished to the stockholders of Superior Energy Services, Inc. (the "Company") in connection with the solicitation on behalf of the Board of Directors (the "Board") of proxies for use at the annual meeting of stockholders to be held on April 30, 1998, at the time and place set forth in the accompanying notice and any adjournment thereof (the "Meeting").

  Only stockholders of record as of the close of business on March 20, 1998, are entitled to notice of and to vote at the Meeting. On that date, 29,186,723 shares of common stock, $0.001 par value per share (the "Common Stock"), were outstanding, each of which is entitled to one vote.

  A stockholder may revoke the enclosed proxy at any time prior to its exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. A stockholder who votes in person at the Meeting in a manner inconsistent with a proxy previously filed on the stockholder's behalf will be deemed to have revoked such proxy as it relates to the matter voted upon in person. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Unless otherwise marked, properly executed proxies in the form of the accompanying proxy card will be voted for the election of the nominees to the Board listed below and for the approval of the proposal outlined herein.

  This Proxy Statement is first being mailed to stockholders on or about March 26, 1998, and the cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and the Company will, upon request, reimburse them for their expenses in so acting.

                             ELECTION OF DIRECTORS

VOTING PROCEDURE

  The Company's Bylaws authorize the Board to fix the number of directors at not less than three nor more than eleven. Pursuant thereto, the Board has fixed the number of directors to be elected at the Meeting at six, and proxies cannot be voted for a greater number of persons. Unless authority is withheld, the persons named in the enclosed proxy will vote the shares represented by the proxies received by them for the election of the six nominees named below to serve until the next annual meeting and until their successors are duly elected and qualified. In February 1998, Kenneth Boothe, who had served as a director of the Company since 1991, resigned from the Board of Directors. The Company would like to thank Mr. Boothe for his years of service to the Company.

  Unless authority to vote for the election of directors is withheld, the proxies solicited hereby will be voted FOR the election of each individual named below as a director or nominee. If any nominee should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by the Board. The Board has no reason to believe that any nominee will decline to be a candidate or, if elected, will be unable or unwilling to serve. Under the Company's Bylaws, directors are elected by a plurality vote.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information, as of March 1, 1998, with respect to each director nominee and executive officer of the Company. Unless otherwise indicated, the person has been engaged in the principal occupation shown for the past five years. Each incumbent director listed below has been nominated for re-election.

          NAME AND AGE                                 POSITION
          ------------                                 --------
Terence E. Hall, 52............. Chairman of the Board, Chief Executive Officer,
                                  President and Director
Ernest J. Yancey, Jr., 49....... Director and Vice President
James E. Ravannack, 37.......... Director and Vice President
Richard J. Lazes, 49............ Director and Vice President
Bradford Small, 35.............. Director
Justin L. Sullivan, 58.......... Director
Robert S. Taylor, 43............ Chief Financial Officer

  Terence E. Hall has served as the Chairman of the Board, Chief Executive Officer and President of the Company since December 1995. Since 1989 he has also served as President and Chief Executive Officer of the following wholly-owned subsidiaries of the Company: Superior Well Service, Inc. ("Superior Well") and Connection Technology, Ltd.

  Ernest J. Yancey, Jr. has served as a Director and Vice President of the Company since December 1995. Since 1989 he has also served as Vice President-- Operations of Superior Well.

  James E. Ravannack has served as a Director and Vice President of the Company since December 1995. Since 1989 he also has served as Vice President-- Sales of Superior Well.

  Richard J. Lazes has served as a Director of the Company since December 1995. In May 1990, Mr. Lazes founded Oil Stop, Inc. ("Oil Stop"), which was acquired by the Company in December 1995, and has served as its President since 1990.

  Bradford Small has served as a Director of the Company since December 1993. From January 1991 until May 1995 he served as minister of Western Hills Church of Christ in Amarillo, Texas. From May 1995 to May 1996 he served as minister of Highlands Church of Christ in Lakeland, Florida. From May 1996 to the present, Mr. Small has served as minister of Amarillo South Church of Christ in Amarillo, Texas.

  Justin L. Sullivan has served as a Director of the Company since December 1995. Mr. Sullivan has been a business consultant to various companies since May 1993. From October 1992 to May 1993, Mr. Sullivan served as President of Plywood Panels, Inc., a manufacturer and distributor of plywood paneling and related wood products. From 1967 to September 1992, he served as Vice President, Treasurer and Director of Plywood Panels, Inc. and its predecessor entities.

  Robert S. Taylor has served as the Company's Chief Financial Officer since January 1996. From May 1994 to January 1996, he served as Chief Financial Officer of Kenneth Gordon (New Orleans), Ltd. From November 1989 to May 1994 he served as Chief Financial Officer of Plywood Panels, Inc., a manufacturer and distributor of plywood paneling and related wood products. Prior thereto, Mr. Taylor served as controller for Plywood Panels, Inc. and Corporate Accounting Manager of D. H. Holmes Company, Ltd.

                               ----------------

  The Board has an Audit and Compensation Committee, but the Board does not have a nominating committee. The current members of the Audit Committee are Messrs. Small, Sullivan and Hall. The Audit Committee, which met two times during 1997, is responsible for (i) making recommendations to the Board concerning the engagement of the Company's independent public accountants,
(ii) consulting with the independent public accountants with regard to the plan of audit, (iii) consulting with the Company's chief financial officer of the Company on any matter the Audit Committee or the chief financial officer deems appropriate in connection with carrying out the audit, (iv) reviewing the results of audits of the Company by its independent public accountants,
(v) reviewing all related party transactions and all other potential conflict of interest situations, (vi) discussing audit recommendations with management and reporting the results of its reviews to the Board and (vii) performing such other functions as may be prescribed by the Board.

  The current members of the Compensation Committee are Messrs. Sullivan and Small. The Compensation Committee met two times during 1997. The Compensation Committee is responsible for administering the Company's stock incentive plan and performing such other functions as may be prescribed by the Board.

  In 1997, the Board held two meetings. Messrs. Yancey, Small and Boothe each missed one of the meetings.

DIRECTOR COMPENSATION

  Each director is paid a director's fee of $250 for each Board and committee meeting attended. Directors are also reimbursed for reasonable expenses incurred in attending Board and committee meetings.

                              PROPOSAL TO APPROVE
                       THE AMENDED STOCK INCENTIVE PLAN

GENERAL

  The Board believes that the growth of the Company depends significantly upon the efforts of its officers and key employees and that such individuals are best motivated to put forth maximum effort on behalf of the Company if they own an equity interest in the Company. In accordance with this philosophy, the Board adopted and the stockholders approved the 1995 Stock Incentive Plan (the "Plan"). In July 1997, the Company's stockholders approved an amendment to the Plan to increase the number of shares of Common Stock subject to the Plan to 1,400,000. The Board recently further amended the Plan to increase the number of shares of Common Stock subject to the Plan to 1,900,000 and has directed that the Plan, as amended, be submitted for approval by the stockholders at the Meeting.

  Officers and other key employees of the Company are eligible to receive awards ("Incentives") under the Plan when designated by the Compensation Committee. With respect to participants not subject to Section 16 of the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code, the Compensation Committee may delegate its authority to grant Incentives under the Plan to appropriate personnel of the Company. Presently, there are approximately 120 employees of the Company, including its executive officers, who may be expected to participate in the Plan. Incentives under the Plan may be granted to officers and employees in any one or a combination of the following forms: (i) incentive and non-qualified stock options; (ii) restricted stock; and (iii) stock awards.

PURPOSES OF THE PROPOSAL

  The Board is committed to creating and maintaining a compensation system based to a significant extent on grants of equity-based incentive awards. The Board considers equity-based incentives an important component of its efforts to attract and retain talented individuals, an increasing need as the Company continues to grow and require additional executive talent. In addition, the Board believes that option grants help the Company attain its long-term goals by linking the compensation of key employees to stockholder returns. The Board believes that approval of the Plan will allow the Company to continue to provide members of management and key personnel with a proprietary interest in the growth and performance of the Company.

TERMS OF THE PLAN

  The terms of the Plan are summarized below. The summary is qualified by reference to the text of the Plan, which is attached to this Proxy Statement as Exhibit A.

 Shares Issuable through the Plan

  The amendments to the Plan increased the total number of shares of Common Stock with respect to which Incentives may be granted under the Plan from 1,400,000 to 1,900,000 shares. As of March 1, 1998, there were 1,833,800 shares of Common Stock subject to outstanding options granted under the Plan to officers, directors and employees, 501,000 of which were granted subject to approval of the Plan at the Meeting. Incentives with respect to no more than 200,000 shares of Common Stock may be granted to a single participant in one calendar year. A total of 100,000 shares of Common Stock issuable through the Plan have been specifically reserved for issuance to employees of Oil Stop, and options covering 93,000 shares have been granted. An additional 500,000 shares of Common Stock issuable under the Plan have been specifically reserved for employees of Nautilus Pipe & Tool Rental, Inc. ("Nautilus"), and options covering all of these shares have been granted. Oil Stop and Nautilus are subsidiaries of the Company.

  Shares of Common Stock subject to Incentives that are cancelled, terminated or forfeited, or shares of Common Stock that are issued as Incentives and forfeited or reacquired by the Company, will again be available for issuance under the Plan. Additional rules for determining the number of shares granted under the Plan may be made by the Compensation Committee as deemed necessary.

  Proportionate adjustments will be made to the number of shares of Common Stock subject to the Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, and the terms of any Incentive shall be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of such an event.

  On March 20, 1998, the closing sale price of a share of Common Stock, as reported on the Nasdaq National Market, was $9.31.

 Administration of the Plan

  The Compensation Committee administers the Plan and has plenary authority to award Incentives under the Plan to officers and employees, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to delegate its authority as appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the Plan.

 Amendments to the Plan

  The Board may amend or discontinue the Plan at any time. No amendment or discontinuance of the Plan may change or impair any previously-granted Incentive without the consent of the recipient thereof.

 Types of Incentives

  The Compensation Committee may grant the following types of Incentives to officers and employees: non-qualified or incentive stock options, restricted stock and stock awards. The various types of Incentives are described further below:

  Stock Options. The Compensation Committee may grant non-qualified stock options or incentive stock options to purchase shares of Common Stock. The Committee will determine the number and exercise price of the options, provided that the option exercise price may not be less than the fair market value of the Common Stock on the date of grant. The term of the options, and the time or times that the options become exercisable, will also be determined by the Committee, provided that the term of an incentive stock option may not exceed 10 years.

  The option exercise price may be paid in cash, check, in shares of Common Stock that, unless otherwise permitted by the Compensation Committee, have been held for a least six months, or through a broker-assisted exercise. If an optionee exercises an option while employed by the Company or a subsidiary and pays the exercise price with previously owned shares of Common Stock, the Compensation Committee may grant to the optionee an additional option to purchase the same number of shares as were surrendered at an exercise price equal to the fair market value of the Common Stock on the date of grant. The Compensation Committee may also approve the purchase by the Company of an unexercised stock option from the optionee by mutual agreement for the difference between the exercise price and the fair market value of the shares covered by the option.

  Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

  Restricted Stock. Shares of Common Stock may be granted by the Compensation Committee to an eligible employee and made subject to restrictions regarding their sale, pledge or other transfer by the employee for a specified period (the "Restricted Period"). All shares of restricted stock will be subject to such restrictions as the Compensation Committee may designate in an agreement with the employee, including, among other things, that the shares are required to be forfeited or resold to the Company in the event of termination of employment or in the event specified performance goals or targets are not met. Subject to the restrictions provided in the restricted stock agreement and the Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to such shares.

  Stock Awards. The Compensation Committee may grant shares of Common Stock to a participant as additional compensation for services previously provided to the Company.

 Termination of Employment.

  If a participant ceases to be an employee of the Company for any reason, including death, any Incentive may be exercised, shall vest or shall expire at such time or times as may be determined by the Compensation Committee in the Incentive agreement with the participant.

 Change of Control.

  In the event of a change of control of the Company, as defined in the Plan, all outstanding options granted under the Plan automatically will become fully exercisable, all restrictions or limitations on any Incentives will lapse and all performance criteria and other conditions relating to the payment of Incentives will be deemed to be achieved. In addition, the Compensation Committee will have the authority to take several actions regarding outstanding Incentives. Within certain time periods, the Compensation Committee may (i) require that all outstanding stock options remain exercisable only for a limited time, after which time all options will terminate, (ii) require the surrender to the company of some or all outstanding options in exchange for a cash or Common Stock payment for each option equal in value to the per share change of control value, calculated as described in the Plan, over the exercise price, (iii) make any equitable adjustment to outstanding Incentives as the Compensation Committee deems necessary to reflect the corporate change or (iv) provide that an option shall become an option relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the corporate change if the participant had been the holder of record of the number of shares of Common Stock then covered by such options.

 Transferability of Incentives.

  Options are transferable only by will and by the laws of descent and distribution, except that options may also be transferred pursuant to a domestic relations order, to family members, to a family partnership, to a family limited liability company or to a trust for the benefit of family members, if permitted by the Compensation Committee and if provided in the Incentive agreement or an amendment thereto.

 Payment of Withholding Taxes in Stock.

  A participant may, but is not required to, satisfy his or her withholding tax obligation by electing to have the Company withhold, from the shares the participant would otherwise receive upon exercise or vesting of an Incentive, shares of Common Stock having a value equal to the amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and is subject to the Compensation Committee's right of disapproval.

AWARDS TO BE GRANTED

  The grant of awards to officers and employees under the Plan is entirely in the discretion of the Compensation Committee. The Compensation Committee has granted, subject to approval of the Plan at the Meeting, an aggregate of 501,000 options to purchase Common Stock to 54 employees of the Company. The exercise price with respect to 376,000 of such options (which vest on January 27, 2000, provided that the holder remains employed by the Company during such period) is $7.56. The exercise price of the remaining 125,000 options (which vest September 30, 1999, provided that the holder remains employed by the Company during such period) is $9.25. Such exercise prices were determined in accordance with the terms of the Plan.

  The following table sets forth information with respect to benefits under the Plan, as proposed to be amended, that were received on September 30, 1997 and January 27, 1998, subject to stockholder approval of the amended Plan, by
(i) each of the officers identified herein as a "Named Officer," (ii) all Named Officers as a group, and (iii) all employees, other than executive officers, as a group.

                               NEW PLAN BENEFITS
                     1995 STOCK INCENTIVE PLAN, AS AMENDED

                                                                      NUMBER OF
                                                                      SECURITIES
                                                                      UNDERLYING
      NAME AND POSITION                                                OPTIONS
      -----------------                                               ----------
      Terence E. Hall, President and Chief Executive Officer.........        0
      Ernest J. Yancey, Jr., Vice President..........................        0
      James E. Ravannack, Vice President.............................        0
      Kenneth Blanchard, Vice President..............................   75,000
      Robert S. Taylor, Chief Financial Officer......................   60,000
      Named Officer Group............................................  135,000
      Non-Named Officer Employee Group...............................  366,000

FEDERAL INCOME TAX CONSEQUENCES

  Under existing federal income tax provisions, a participant who receives stock options or who receives shares of restricted stock that are subject to restrictions that create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Code) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year such Incentive is granted.

  When a non-qualified stock option granted pursuant to the Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate fair market value of the shares of Common Stock on the exercise date and the aggregate purchase price of the shares of Common Stock as to which the option is exercised, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

  An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of adjustment, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within either two years from the date of grant or one year from the date of exercise of the incentive stock option (the "required holding periods"). An employee disposing of such shares before the expiration of the required holding period will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the Common Stock received upon exercise before the expiration of the required holding periods.

  An employee who receives restricted stock will normally recognize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of Common Stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. Subject to the limitations imposed by Section 162(m) of the Code, the Company will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee. Dividends currently paid to the participant will be taxable compensation income to the participant and deductible by the Company.

  A participant who receives a stock award under the Plan will realize ordinary income in the year of the award equal to the fair market value of the shares of Common Stock covered by the award on the date it is made and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.

  When the exercisability or vesting of an Incentive granted under the Plan is accelerated upon a change of control, any excess on the date of the change in control of the fair market value of the shares or cash issued under Incentives over the purchase price of such shares may be characterized as "parachute payments" (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "base amount" for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An "excess parachute payment" with respect to any employee, is the excess of the present value of the parachute payments to such person, in the aggregate, over and above such person's base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute payments pursuant to Section 4999 of the Code, and the Company will be denied any deduction with respect to such excess parachute payments.

  This summary of federal income tax consequences does not purport to be complete. Reference should be made to the applicable provisions of the Code. There also may be state and local income tax consequences applicable to transactions involving Incentives.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the total voting power present or represented by proxy at the Meeting is required for approval of the Plan.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENTS TO THE 1995 STOCK INCENTIVE PLAN.

                            PRINCIPAL STOCKHOLDERS

  The following table indicates the beneficial ownership, as of March 1, 1998, of Common Stock for each director nominee and officer disclosed under the heading "Executive Compensation and Certain Transactions-- Summary of Executive Compensation," each person known by the Company to own more than 5% of the outstanding shares of Common Stock, and for all directors and executive officers of the Company as a group. Except as otherwise indicated below, all shares indicated as beneficially owned are held with sole voting and investment power.

                                                    AMOUNT AND NATURE   PERCENT
                                                           OF             OF
       NAME AND ADDRESS OF BENEFICIAL OWNER        BENEFICIAL OWNER(1)   CLASS
       ------------------------------------        -------------------  -------
Mellon Bank Corporation(2)........................      1,634,400         5.6%
 One Mellon Bank Center
 Pittsburgh, Pennsylvania 15258
Terence E. Hall(3)................................      1,599,515(4)      5.5%
Ernest J. Yancey, Jr.(3)..........................      1,593,265(4)(5)   5.2%
James E. Ravannack(3).............................      1,599,515(4)      5.5%
Richard J. Lazes..................................      1,264,205         4.3%
 804 First Avenue
 Harvey, Louisiana 70058
Kenneth Blanchard(3)..............................         70,500(6)        *
Robert S. Taylor(3)...............................         25,000(7)        *
Bradford Small....................................             --(8)       --
 4101 W. 45th, #2004
 Amarillo, Texas 79109
Justin L. Sullivan................................             --          --
 100 Napoleon Avenue
 New Orleans, Louisiana 70115
All directors, executive officers as a group......      6,152,000(9)     21.1%

--------
 * Less than 1%.
(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.
(2) Based on a Schedule 13G, dated January 23, 1998, filed with the Securities and Exchange Commission. In its Schedule 13G, Mellon Bank Corporation reported that, through its affiliates, it has sole voting power with respect to 1,615,900 shares, shared voting power with respect to 18,500 shares, sole dispositive power with respect to 1,610,500 and shared dispositive power with respect to 23,900 shares.
(3) The mailing address for Messrs. Hall, Yancey, Ravannack, Blanchard and Taylor is 1503 Engineers Road, Belle Chasse, Louisiana 70037.
(4) Includes 44,000 shares of Common Stock that may be acquired upon the exercise of presently exercisable options.
(5) Includes 24,000 shares of Common Stock held by Mr. Yancey's children, of which Mr. Yancey is deemed to be the beneficial owner, and 1,377,265 held by a limited liability company controlled by Mr. Yancey.
(6) Includes 35,500 shares of Common Stock that may be acquired upon the exercise of presently exercisable options.
(7) Consists of shares of Common Stock that may be acquired upon the exercise of presently exercisable options.
(8) Does not include 41,926 shares of Common Stock held in a trust for the benefit of Mr. Small and his siblings, of which a third party is the sole voting trustee and has investment power or 57,018 shares of Common Stock held in a corporation for the benefit of Mr. Small and two others with respect to which a third party has the sole voting and investment discretion.
(9) Includes 212,500 shares of Common Stock that may be acquired upon the exercise of presently exercisable options.

                EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

SUMMARY OF EXECUTIVE COMPENSATION

  The following table shows, for the fiscal years ended December 31, 1997, 1996 and 1995, the compensation of the Company's chief executive officer, the Company's other executive officer and the three other most highly compensated officers of the Company and who were serving in such capacities at the year-end 1997. The persons named in the table are referred to in this proxy statement as the "Named Officers."

                          SUMMARY COMPENSATION TABLE

                                                 LONG-TERM
                                   ANNUAL       COMPENSATION
                                COMPENSATION       AWARDS
                              ----------------- ------------
                                                 SECURITIES
NAME AND PRINCIPAL                               UNDERLYING     ALL OTHER
POSITION                 YEAR  SALARY   BONUS   OPTIONS/SARS COMPENSATION(1)
------------------       ---- -------- -------- ------------ ---------------
Terence E. Hall (2)..... 1997 $316,669 $392,470         0        $4,843
                         1996  300,264  137,500         0         3,419
                         1995   12,500        0    44,000             0
Ernest J. Yancey (3).... 1997  127,749  173,987         0         4,355
                         1996  121,848   60,950         0         2,840
                         1995    5,000        0    44,000             0
James E. Ravannack (3).. 1997  127,749  173,987         0         4,355
                         1996  120,182   60,950         0         2,847
                         1995    5,000        0    44,000             0
Kenneth Blanchard (4)... 1997  127,749  173,987    25,000         4,355
                         1996  120,129   60,950    17,500         2,848
                         1995    5,000        0    18,000             0
Robert S. Taylor(5)..... 1997  107,104  100,000    25,000         3,539
                         1996   82,262   25,000    25,000         2,654

--------
(1) Comprised of the Company's matching contributions to the 401(k) Plan and hospitalization insurance.
(2) Terence E. Hall became Chairman of the Board, CEO and President in December 1995.
(3) Ernest J. Yancey and James E. Ravannack became Vice Presidents and Directors in December 1995.
(4) Kenneth Blanchard became a Vice President in December 1995.
(5) Robert S. Taylor became Chief Financial Officer in January 1996.

                               ----------------

EMPLOYMENT AGREEMENTS

  The Company entered into employment agreements in December 1995 with each of Terence E. Hall, Ernest J. Yancey, Jr., James E. Ravannack, Kenneth Blanchard and Richard J. Lazes (the "Executives"), providing for minimum annual salaries of $300,000, $120,000, $120,000, $120,000 and $162,500, respectively, with 5%
increases over and above the preceding year's salary during the term of the agreement. Under the employment agreements, Messrs. Hall, Yancey, Ravannack and Blanchard were granted ten-year options to purchase 44,000, 44,000, 44,000 and 18,000 shares of Common Stock, respectively, at $2.53 per share. Under the agreements, the Executives are provided with benefits under any employee benefit plan maintained by the Company for its employees generally, or for its executives and key management employees in particular, on the same terms as are applicable to other senior executives of the Company.

  In addition to salary and benefits, each of Messrs. Hall, Yancey, Ravannack and Blanchard receive an annual bonus calculated as a percentage of the Company's year-end pre-tax, pre-bonus annual income ("Company's Income"), and Mr. Lazes receives an annual bonus calculated as a percentage of Oil Stop's year-end pre-tax, pre-bonus annual income ("Oil Stop's Income"). Mr. Hall's bonus is an amount equal to 1% of the Company's Income if the Company's Income is greater than $1.8 million but less than or equal to $2.0 million, 2% of the Company's Income if the Company's Income is greater than $2.0 million but less than or equal to $2.25 million, or 3% of the Company's Income if the Company's Income is greater than $2.25 million. The bonus for each of Messrs. Yancey, Ravannack and Blanchard is an amount equal to .443% of the Company's Income if the Company's Income is greater than $1.8 million but less than or equal to $2.0 million, .886% of the Company's Income if the Company's Income is greater than $2.0 million but less than or equal to $2.25 million, or 1.33% of the Company's Income if the Company's Income is greater than $2.25 million. Mr. Lazes' bonus is an amount equal to 5% of Oil Stop's Income that is greater than $1.0 million but less than or equal to $1.5 million, 7.25% of Oil Stop's Income that is greater than $1.5 million but less than or equal to $2.0 million, and 10% of Oil Stop's Income that is greater than $2.0 million.

  The terms of the employment agreements, except for Mr. Hall's agreement, will continue until December 13, 1998 unless earlier terminated as described below. The term of Mr. Hall's employment agreement will continue until December 13, 2000 unless earlier terminated as described below. The term of Mr. Hall's agreement will automatically be extended for one additional year unless the Company gives at least 90 days' prior notice that it does not wish to extend the term.

  Each employment agreement provides for the termination of the Executive's employment: (i) upon the Executive's death; (ii) by the Company or the Executive upon the Executive's disability; (iii) by the Company for cause, which includes willful and continued failure substantially to perform the Executive's duties, or willful engaging in misconduct that is materially injurious to the Company, provided, however, that prior to termination, the Board of Directors must find that the Executive was guilty of such conduct; or
(iv) by the Executive for good reason, which includes a failure by the Company to comply with any material provision of the agreement that has not been cured after ten days' notice. For a period of two years after any termination, the Executive will be prohibited from competing with the Company.

  Upon termination due to death or disability, the Company will pay the Executive all compensation owing through the date of termination and a benefit in an amount equal to nine-month's salary. Upon termination by the Company for cause or upon termination by the Executive for other than good reason, the Executive will be entitled to all compensation owing through the date of termination. Upon termination by the Executive for good reason, the Executive will be entitled to all compensation owing through the date of termination plus his current compensation and the highest annual amount payable to Executive under the Company's compensation plans multiplied by the greater of two or the number of years remaining in the term of the Executive's employment under the agreement. In addition, if the termination arises out of a breach by the Company, the Company will pay all other damages to which the Executive may be entitled as a result of such breach.

1997 STOCK OPTION AND STOCK APPRECIATION RIGHT GRANTS

  The following table contains information concerning the grant of options and stock appreciation rights ("SARs") granted to the Named Officers during 1997.

                                            PERCENT OF
                                 NO. OF       TOTAL
                                 SHARES    OPTIONS/SARS
                               UNDERLYING   GRANTED TO  EXERCISE
                              OPTIONS/SARS EMPLOYEES IN OR BASE
NAME                            GRANTED        1997      PRICE   EXPIRATION DATE
----                          ------------ ------------ -------- ---------------
Terence E. Hall..............         0          0          --         --
Ernest J. Yancey, Jr.........         0          0          --         --
James E. Ravannack...........         0          0          --         --
Kenneth Blanchard............    25,000        2.9%      $3.43   January 5, 2007
Robert S. Taylor.............    25,000        2.9%      $3.43   January 5, 2007

                               ----------------

                    AGGREGATE OPTION EXERCISES DURING 1997
                     AND OPTION VALUES AT FISCAL YEAR END

                                                    NUMBER OF
                                                   SECURITIES       VALUE OF
                                                   UNDERLYING     UNEXERCISED
                                                   UNEXERCISED    IN-THE-MONEY
                                                   OPTIONS AT   OPTIONS AT YEAR
                                                  YEAR END (#)     END ($)(1)
                                                  ------------- ----------------
                               SHARES
                             ACQUIRED ON
                              EXERCISE    VALUE   EXERCISABLE/    EXERCISABLE/
                                 (#)     REALIZED UNEXERCISABLE  UNEXERCISABLE
                             ----------- -------- ------------- ----------------
Terence E. Hall.............       0       $ 0    44,000/     0 $334,180/$     0
Ernest J. Yancey, Jr........       0         0    44,000/     0  334,180/      0
James E. Ravannack..........       0         0    44,000/     0  334,180/      0
Kenneth Blanchard...........       0         0    35,500/25,000  269,098/167,375
Robert S. Taylor............       0         0    25,000/25,000  190,625/167,375

--------
(1) Based on the difference between the closing sale price of Common Stock of $10.125 on December 31, 1997, as reported by the Nasdaq National Market and the exercise price of such options.

                               ----------------

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In May 1996, the Company terminated an employment agreement with Kenneth Boothe, who was a director of the Company at that time, and in settlement of the employment agreement paid Mr. Boothe $70,000 in 1996 and agreed to pay him $60,000 in 1997 and 1998. In lieu of these payments, the Company paid Mr. Boothe $60,000 in 1998 and assigned to Mr. Boothe a note receivable that the Company had fully reserved in prior years.

  The Company paid Justin Sullivan, a director, consulting fees of $13,000 and $23,000 in 1997 and 1996, respectively.

  The Company paid Richard Lazes, a director and employee, approximately $46,000 and $70,000 for rent in 1996 and 1997, respectively. The Company is obligated to make rent payments to Mr. Lazes in the amount of $70,000 in 1998 and $46,000 in 1999.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  KPMG Peat Marwick LLP has been selected by the Board of Directors to serve as the Company's independent public accounts for the fiscal year ending December 31, 1998. A representative of KPMG Peat Marwick LLP is expected to attend the Meeting, will have an opportunity to make a statement if he wishes to do so, and will be available to respond to appropriate questions.

                                 OTHER MATTERS

QUORUM AND VOTING OF PROXIES

  The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Stockholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors is determined by plurality vote, and the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote is required to approve the proposal to amend the Plan made herein. An abstention will have the effect of a vote against the proposals. If brokers do not receive instructions from beneficial owners as to the granting or withholding of proxies and may not or do not exercise discretionary power to grant a proxy with respect to such shares (a "broker non-vote") on the proposals, shares not voted on the proposal as a result will be counted as not present and not cast with respect to the proposals.

  All proxies received by the Company in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named herein and for the approval of the proposal outlined above. The Company does not know of any matters to be presented at the Meeting other than those described herein. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

SHAREHOLDER PROPOSALS

  Eligible shareholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the 1999 annual meeting of shareholders must forward such proposal to the Secretary of the Company at the address set forth on the first page of this Proxy Statement in time to arrive at the Company prior to December 15, 1998.

                                          By Order of the Board of Directors

                                          Carolyn Plaisance
                                          Secretary

Belle Chasse, Louisiana
March 23, 1998

                                                                      EXHIBIT A

                             AMENDED AND RESTATED

                        SUPERIOR ENERGY SERVICES, INC.

                           1995 STOCK INCENTIVE PLAN

  1. Purpose. The purpose of the 1995 Stock Incentive Compensation Plan (the "Plan") of Superior Energy Services, Inc. ("Superior") is to increase stockholder value and to advance the interests of Superior and its subsidiaries (collectively, the "Company") by furnishing a variety of equity incentives (the "Incentives") designed to attract, retain and motivate key employees and officers and to strengthen the mutuality of interests between such employees and officers and Superior stockholders. Incentives may consist of opportunities to purchase or receive shares of common stock, $.001 par value per share, of Superior (the "Common Stock"), on terms determined under the Plan.

  2. Administration.

  2.1 Composition. The Plan shall be administered by the compensation committee of the Board of Directors of Superior, or by a subcommittee of the compensation committee. The committee or subcommittee that administers the Plan shall hereinafter be referred to as the "Committee". The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"), as currently in effect or any successor rule, and (b) qualify as "outside directors" under Section 162(m) of the Internal Revenue Code (the "Code"), as currently in effect or any successor rule.

  2.2 Authority. The Committee shall have plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with participants as to the terms of the Incentives (the "Incentive Agreements") and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof. The Committee shall not have authority to award Incentives under the Plan to directors in their capacities as such.

  3. Eligible Participants. Key employees of the Company (including officers who also serve as directors of the Company) shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act or Section 162(m) of the Code, the Committee may delegate to appropriate personnel of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to determine or modify performance objectives for those participants.

  4. Shares Subject to the Plan; Reservation of Incentives.

  4.1. Number of Shares. Subject to adjustment as provided in Section 9.5, a total of 1,900,000 shares of Common Stock are authorized to be issued under the Plan. Incentives with respect to no more than 200,000 shares of Common Stock may be granted through the Plan to a single participant in one calendar year. In the event that a stock option granted hereunder expires or is terminated or cancelled prior to exercise, any shares of Common Stock that were issuable thereunder may again be issued under the Plan. In the event that shares of Common Stock are issued as restricted stock or stock awards under the Plan and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan. Additional rules for determining the number of shares granted under the Plan may be made by the Committee, as it deems necessary or appropriate.

  4.2. Type of Common Stock. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

  4.3. Reservation of Incentives. Subject to adjustment as provided in Section 9.5, Incentives with respect to 100,000 shares of Common Stock are hereby reserved for grant to employees of Oil Stop, Inc., and Incentives with respect to 500,000 shares of Common Stock are hereby reserved for grant to employees of Nautilus Pipe & Tool Rental, Inc., including their successors and assigns, subject to the discretion of the Committee to award such Incentives.

  5. Types of Incentives. Incentives may be granted under the Plan to eligible participants in any of the following forms, either individually or in combination, (a) incentive stock options and non-qualified stock options; (b) restricted stock; and (c) stock awards.

  6. Stock Options. A stock option is a right to purchase shares of Common Stock from Superior. Stock options granted under this Plan may be incentive stock options or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

    6.1. Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 9.5; provided that in no event shall the exercise price be less than the Fair Market Value of a share of Common Stock on the date of grant.

    6.2. Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 4.1 and subject to adjustment as provided in Section 9.5.

    6.3. Duration and Time for Exercise. The term of each stock option shall be determined by the Committee. Subject to the automatic acceleration of exercisability under Section 9.11, each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. The Committee may accelerate the exercisability of any stock option at any time.

    6.4. Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (i) the Fair Market Value (as defined in Section 9.12) of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (ii) the exercise price.

    6.5. Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid by (a) cash; (b) uncertified or certified check; (c) unless otherwise determined by the Committee, by delivery of shares of Common Stock held by the optionee for at least six months, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) delivering a properly executed exercise notice together with irrevocable instructions to a broker approved in advance by Superior (with a copy to Superior) to promptly deliver to Superior the amount of sale or loan proceeds to pay the exercise price; or (e) in such other manner as may be authorized from time to time by the Committee. In the case of delivery of an uncertified check upon exercise of a stock option, no shares shall be issued until the check has been paid in full. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder.

    6.6. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

      (a) Any Incentive Stock Option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as Incentive Stock Options.

      (b) All Incentive Stock Options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.

      (c) Unless sooner exercised, all Incentive Stock Options shall expire no later than ten years after the date of grant.

      (d) No Incentive Stock Options shall be granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

      (e) The aggregate Fair Market Value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of Superior or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, such options shall not be treated, for federal income tax purposes, as incentive stock options.

    6.7 Equity Maintenance. If a participant exercises an option during the term of his employment with the Company, and pays the exercise price (or any portion thereof) through the surrender of shares of outstanding Common Stock owned by the participant, the Committee may, in its discretion, grant to such participant an additional option to purchase the number of shares of Common Stock equal to the shares of Common Stock so surrendered by such participant. Any such additional options granted by the Committee shall be exercisable at the Fair Market Value of the Common Stock determined as of the business day immediately preceding the respective dates such additional options may be granted. As stated above, such additional options may be granted only in connection with the exercise of options by the participant during the term of his active employment with the Company. The grant of such additional options under this Section 6.7 shall be made upon such other terms and conditions as the Committee may from time to time determine.

  7. Restricted Stock

  7.1 Grant of Restricted Stock. The Committee may award shares of restricted stock to such key employees as the Committee determines to be eligible pursuant to the terms of Section 3. An award of restricted stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as performance based compensation under Section 162(m) of the Code, it must meet the additional requirements imposed thereby.

  7.2 The Restricted Period. The Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted (the "Restricted Period"). Each award of restricted stock may have a different Restricted Period. The expiration of the Restricted Period shall also occur under the conditions described in Section 9.11 hereof and may occur upon death, disability or retirement, if so determined by the Committee.

  7.3 Escrow. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

  The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Superior Energy Services, Inc.

  1995 Stock Incentive Plan (the "Plan"), and an agreement entered into between the registered owner and Superior Energy Services, Inc. thereunder. Copies of the Plan and the agreement are on file at the principal office of the Company.

  7.4 Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

  7.5 Forfeiture. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and the certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 9.6 due to a recapitalization, merger or other change in capitalization.

  7.6 Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant's estate, as the case may be.

  7.7 Rights as a Shareholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares.

  8. Stock Awards. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services previously provided to the Company. The number of shares to be transferred by the Company to a participant pursuant to a stock award shall be determined by the Committee. To the extent a stock award is intended to qualify as performance based compensation under Section 162(m) it must meet the additional requirements imposed thereby.

  9. General.

  9.1. Duration. Subject to Section 9.11, the Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

  9.2 Transferability of Incentives. No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except:

    (i) by will;

    (ii) by the laws of descent and distribution;

    (iii) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto; or

    (iv) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (a) to Immediate Family Members, (b) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the only partners, (c) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the only members, or (d) to a trust for the sole benefit of Immediate Family Members. "Immediate Family Members" shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Awards, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

  9.3. Effect of Termination of Employment or Death. In the event that a participant ceases to be an employee of the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee in the Incentive Agreement.

  9.4. Additional Condition. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

  9.5. Adjustment. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option shall be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

  9.6. Incentive Agreements. The terms of each Incentive shall be stated in an agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-qualified stock options.

  9.7 Withholding. At any time that a participant is required to pay to the Company an amount required to be withheld under the applicable tax laws in connection with the issuance of shares of Common Stock under the Plan or upon the lapse of restrictions on shares of restricted stock, the participant may, subject to the Committee's right of disapproval, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the "Tax Date").

  Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election or may suspend or terminate the right to make Elections. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election is not permitted to be made.

  A participant may also satisfy his or her total tax liability related to the Incentive by delivering shares of Common Stock that have been owned by the participant for at least six months. The value of the shares delivered shall be based on the Fair Market Value of the Common Stock on the Tax Date.

  9.8. No Continued Employment. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

  9.9. Deferral Permitted. Distribution of shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive Agreement. Payment may be deferred at the option of the participant if provided in the Incentive Agreement.

  9.10. Amendment of the Plan. The Board may amend or discontinue the Plan at any time. In addition, no amendment or discontinuance shall, subject to adjustments permitted under Section 9.5, change or impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains the right to (a) convert any outstanding Incentive Stock Option to a non-qualified stock option, or (b) require the forfeiture of an Incentive if a participant's employment is terminated for cause, and (c) exercise all rights under Section 9.11.

  9.11 Change of Control. Notwithstanding anything to the contrary in the Plan or any related Incentive Agreement, if (i) Superior shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) Superior is to be dissolved or liquidated, (iv) any person or entity, including a "group" as contemplated by section 13(d)(3) of the 1934 Act, other than an employee benefit plan of the Company or a related trust, acquires or gains ownership or control (including, without limitation, power to vote) of more than 30% of the outstanding shares of Superior's voting stock, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of Superior before such election shall cease to constitute a majority of the Board of Directors of Superior (each such event is referred to herein as a "Corporate Change"), then upon the approval by the Board of Directors of Superior of any Corporate Change of the type described in clause (i) to (iii) or upon a Corporate Change described in clause (iv) or (v), all outstanding options shall automatically become fully exercisable, all restrictions or limitations on any Incentives shall lapse and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved and waived by the Company, without the necessity of any action by any person. In addition, no later than (a) 30 days after the approval by the Board of Directors of Superior of any Corporate Change of the type described in clauses (i) to (iii) or (b) 30 days after a Corporate Change of the type described in clause (iv) or (v), the Committee, acting in its sole discretion without the consent or approval of any participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or committee members), may act to effect one or more of the following alternatives, which may vary among individual participants and which may vary among Incentives held by any individual participant: (1) require that all outstanding options be exercised on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised options and all rights of participants thereunder shall terminate, (2) provide for mandatory conversion of some or all of the outstanding options held by some or all participants as of a date, before or after such Corporate Change, specified by the Committee, in which event such options shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option, as defined and calculated below, over the exercise price(s) of such options, or, in lieu of such cash payment, the issuance of Common Stock having a Fair Market Value equal to such excess, (3) make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Incentives then outstanding) or (4) provide that thereafter upon any exercise of an option theretofore granted the participant shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock then covered by such option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the participant would have been entitled pursuant to the terms of the agreement providing for the merger, consolidation, asset sale, dissolution or other Corporate Change of the type described in clause
(i) to (iii) above, if, immediately prior to such Corporate Change, the participant had been the holder of record of the number of shares of Common Stock then covered by such options. For the purposes of clause (2) above, the "Change of Control Value" shall equal the amount determined by whichever of the following items is applicable: (i) the per share price offered to shareholders of Superior in any such merger, consolidation or other reorganization, determined as of the date of the definitive agreement providing for such transaction, (ii) the price per share offered to shareholders of Superior in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) in all other events, the Fair Market Value per share of Common Stock into which such options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such options. In the event that the consideration offered to shareholders of Superior in any transaction described herein consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

  9.12. Definition of Fair Market Value. Whenever "Fair Market Value" of Common Stock shall be determined for purposes of this Plan, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.

                         SUPERIOR ENERGY SERVICES, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 30, 1998

The undersigned hereby appoints Terence E. Hall proxy for the undersigned, with full power of substitution, to vote all shares of common stock of Superior Energy Services, Inc. (the "Company") that the undersigned is entitled to vote at the annual meeting of stockholders to be held April 30, 1998, and any adjournments thereof, with respect to the following matters:

 1.  Election of Directors:
     Terence E. Hall     James E. Ravannack    Justin L. Sullivan
     Ernest J. Yancey    Richard J. Lazes      Bradford Small

 2.  Proposal to approve the Company's amended 1995 Stock Incentive Plan.

PLEASE SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND THE PROPOSAL LISTED ABOVE. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THIS PROXY.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. Election of Directors
   [_] FOR ALL NOMINEES LISTED     [_] WITHHOLD AUTHORITY TO
       BELOW (EXCEPT AS MARKED         VOTE FOR ALL NOMINEES
       TO THE CONTRARY BELOW)          LISTED BELOW
2. Proposal to approve the Company's amended 1995 Stock Incentive Plan.

   [_] FOR[_] AGAINST[_] ABSTAIN
3. In his discretion, to transact such other business as may properly come before the meeting and any adjournments thereof.
   INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED BELOW.

    Terence E. Hall     James E. Ravannack    Justin L. Sullivan
    Ernest J. Yancey    Richard J. Lazes      Bradford Small

The signer hereby revokes all authorizations heretofore given by the signer to vote at the meeting or any adjournments thereof.

                                   NOTE: Please sign exactly as name appears
                                         hereon. When signing as attorney,
                                         executor, administrator, trustee, or
                                         guardian, please give full title as
                                         such. If a corporation, please sign in
                                         full corporate name by president or
                                         other authorized officer. If a
                                         partnership, please sign in partnership
                                         name by authorized persons.

                                   DATE
                                        ----------------------------------------

                                        ----------------------------------------
                                   SIGNATURE(S)